CONSENT OF INDEPENDENT AUDITOR

     As independent public accountants, we hereby consent to the incorporation of our report for EquityAlert.com, Inc., dated March 2, 2001, included in this Form 10KSB.


/s/ Clancy and Co.
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Clancy and Co., P.L.L.C.
March 29, 2001